UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road, Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 6, 2010 Questcor Pharmaceuticals, Inc. (the “Company”) announced the results of the meeting of the Advisory Committee for Peripheral and Central Nervous System Drugs (the “Advisory Committee”) of the U.S. Food and Drug Administration, (the “FDA”) relating to the proposed indication of H.P. Acthar® Gel (repository corticotropin injection) for the treatment of infantile spasms (“IS”). The Advisory Committee voted on a series of specific questions posed by the FDA to the Advisory Committee. Specifically, the Advisory Committee voted 22 to 1 that the Company has provided substantial evidence of effectiveness for H.P. Acthar® Gel as a treatment for patients with IS and voted 16 to 7 that the Company has submitted evidence to support its view that a two-week course of treatment with H.P. Acthar® Gel followed by a two-week tapering regimen provides sustained effectiveness. The Advisory Committee also voted 12 to 10 (with one abstention) that the Company has not provided evidence that adverse effects caused by H.P. Acthar® Gel are manageable and reversible. In addition, the Advisory Committee voted 20 to 1 (with two abstentions) that the Company has submitted sufficient evidence of the safety of H.P. Acthar® Gel at an effective dosing regimen.
     The votes of the Advisory Committee will be considered by the FDA as it completes its review of the Company’s sNDA for H.P. Acthar® Gel. The FDA has set the user fee goal date (“PDUFA”) of June 11, 2010 for this sNDA. There can be no assurance that the FDA will approve the Company's sNDA by the PDUFA date or at all.
     The Company will host a conference call and webcast to discuss the results of the FDA Advisory Committee meeting on Monday, May 10, 2010 at 4:30 p.m. Eastern / 1:30 p.m. Pacific. Don Bailey, President and Chief Executive Officer; Steve Cartt, Executive Vice President & Chief Business Officer; Dr. David Young, Chief Science Officer; and Dr. Jason Zielonka, Senior Vice President and Chief Medical Officer will participate. The dial-in number for the conference call is 877-941-9205 for domestic participants and 480-629-9835 for international participants.
     A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will be available for seven days. This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers, both using passcode 4292117#. To access the live webcast of the call, go to the Company’s website at www.questcor.com. An archived webcast will also be available at www.questcor.com.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010		QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ Don Bailey
Don Bailey
President and Chief Executive Officer